Exhibit 99.1
The Buckle, Inc.

2407 W. 24th St. Kearney, NE 68845

P.O. Box 1480 Kearney, NE 68848-1480

phone: 308-236-8491

fax: 308-236-4493

For Immediate Release: January 31, 2007	web: www.buckle.com

Contact:	Karen B. Rhoads, Chief Financial Officer
The Buckle, Inc.
308/236-8491

For Immediate Release

THE BUCKLE, INC. CHAIRMAN ADOPTS RULE 10b5-1 PLAN

KEARNEY, NE -- The Buckle, Inc. (NYSE: BKE) announced today that Dan Hirschfeld, Chairman of the Board, has adopted a stock trading plan to sell a portion of his shares of the Company’s common stock. The stock trading plan was adopted in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934.

Under the plan, Mr. Hirschfeld may sell up to 1,200,000 shares over a period of 12 months beginning February 1, 2007, unless the plan is amended or terminated. Mr. Hirschfeld’s plan was adopted January 11, 2007, during an authorized trading period and when Mr. Hirschfeld was not in possession of material, non-public information. A third-party broker will administer Mr. Hirschfeld’s stock trading plan. Sales of common stock by Mr. Hirschfeld pursuant to the terms of the plan or otherwise will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission.

Headquartered in Kearney, Nebraska, The Buckle, Inc. is a retailer of casual apparel, footwear and accessories for young men and women. The Company recently closed one store on January 24, 2007. It currently operates 350 retail stores in 38 states compared to 338 stores in 38 states at this same time a year ago.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995; All forward-looking statements made by the Company involve material risks and uncertainties and are subject to change based on factors which may be beyond the Company’s control. Accordingly, the Company’s future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Such factors include, but are not limited to, those described in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake to publicly update or revise any forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

News releases and other information about The Buckle, Inc., can be found on the Internet at www.buckle.com